Exhibit 99.1

FORTIVE TO ACQUIRE SERVICECHANNEL FOR APPROXIMATELY $1.2 BILLION AND PROVIDES PRELIMINARY FINANCIAL INFORMATION FOR THE SECOND QUARTER 2021

•	Leading provider of SaaS-based multi-site solutions - expands Fortive’s leading offering of Facility and Asset Lifecycle workflow solutions, alongside Accruent and Gordian

•	ServiceChannel FY 2021 revenue expected to be approximately $125 million (recurring revenue of approximately $117 million); expected long-term revenue growth rate of mid-teens

•	Acquisition expected to enhance Fortive’s revenue growth profile by approximately 50 basis points; anticipated to reach 10% ROIC target in 5 years

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Fortive Second Quarter 2021 Preliminary Results: Second quarter revenue growth estimated to be approximately 25% on a year-over-year basis, with core growth of approximately 20%. Adjusted operating profit margin expected to be above prior guidance

EVERETT, WA, July 12, 2021 - Fortive Corporation (“Fortive”) (NYSE: FTV) announced today that it has entered into a definitive agreement with Bayard Capital and Accel Partners to acquire ServiceChannel, a leading global provider of SaaS-based multi-site facilities maintenance service solutions with an integrated service-provider network. The acquisition will be subject to customary closing conditions, including regulatory approvals, and will be financed primarily with available cash. Fortive anticipates that the acquisition will close in the third quarter of 2021.

ServiceChannel was founded in 1999 and serves more than 500 enterprise customers in over 70 countries across the globe, while also maintaining an integrated network of more than 70,000 facilities maintenance service providers. ServiceChannel’s SaaS offering enables multi-site owner / operators to manage and automate the full lifecycle of workflows related to the maintenance and repair of their properties and related assets, including work order management, asset tracking, and service provider tracking. The Company’s differentiated data-driven platform, which combines software with a service-provider network, draws from millions of data points to intelligently match contractors with jobs, enhancing quality, cost transparency and efficiency.

James A. Lico, President and Chief Executive Officer of Fortive, stated: “We are very excited to announce the pending acquisition of ServiceChannel. This transaction is another great example of how we continue to use disciplined capital deployment to accelerate our long-term strategy across our segments. ServiceChannel fits extremely well alongside Accruent and Gordian, broadening our offering of software-enabled solutions for the Facility and Asset Lifecycle workflow. The Company’s high-growth SaaS platform, leading contractor network, rich data assets, and existing global footprint will add significantly to the long-term growth and profitability of IOS.”

Fortive expects ServiceChannel to generate approximately $125 million of revenue in 2021. The purchase price for the acquisition is approximately $1.2 billion and is expected to be funded primarily with available cash. Upon closing, ServiceChannel is expected to be an independent operating company within Fortive’s Intelligent Operating Solutions segment.

Tom Buiocchi, CEO of ServiceChannel, stated: “ServiceChannel has successfully established a leading position solving challenges for facilities owners and operators for more than twenty years, and has significant growth runway ahead of it. With a range of highly complementary assets, and significant resources to support future organic and inorganic growth opportunities, Fortive is the perfect partner to support ServiceChannel in the next leg of our journey.”

Credit Suisse Securities (USA) LLC served as financial advisor and WilmerHale LLP served as legal counsel to Fortive. Morgan Stanley & Co. LLC served as financial advisor and Gunderson Dettmer LLP served as legal counsel to ServiceChannel.

FORTIVE SECOND QUARTER 2021 PRELIMINARY RESULTS

Fortive also today announced that for its second quarter, 2021, total revenue growth is estimated to be approximately 25%, with core revenue growth of approximately 20%. Fortive also expects adjusted operating profit margin to be ahead of prior guidance.

James A. Lico, President and Chief Executive Officer of Fortive, stated: “We are incredibly proud of the strength that we demonstrated in Q2. These preliminary results, along with the acquisition of a high-quality company like ServiceChannel, puts us in a great position for the remainder of 2021 and 2022. We look forward to sharing more details on our earnings call on July 29th, 2021.”

CONFERENCE CALL

Fortive will hold a conference call tomorrow at 8:30 am ET. An accompanying slide presentation has been posted on the “Investors” section of Fortive website, www.fortive.com, under “Events/Presentations.” The call will also be available on Fortive’s website, also under “Events/Presentations.” A replay of the webcast will be available at the same location shortly after the conclusion of the presentation.

The conference call can be accessed by dialing 833-921-1644 (toll-free domestic) or 236-389-2654 (international); Conference ID: 5452344. A replay of the call will be available until July 20, 2021 via telephone starting approximately two hours after the call ends. Once available, the replay can be accessed at 800-585-8367 (toll-free domestic) or 416-621-4642 (international); Conference ID: 5452344 or visit the “Investors” section of the website under “Events/Presentations.”

ABOUT FORTIVE

Fortive is a provider of essential technologies for connected workflow solutions across a range of attractive end-markets. Fortive’s strategic segments - Intelligent Operating Solutions, Precision Technologies, and Advanced Healthcare Solutions - include well-known brands with leading positions in their markets. The company’s businesses design, develop, service, manufacture, and market professional and engineered products, software, and services, building upon leading brand names, innovative technologies, and significant market positions. Fortive is headquartered in Everett, Washington and employs a team of more than 17,000 research and development, manufacturing, sales, distribution, service and administrative employees in more than 50 countries around the world. With a culture rooted in continuous improvement, the core of our company’s operating model is the Fortive Business System. For more information please visit: www.fortive.com.

NON-GAAP FINANCIAL MEASURE

We use the term “core revenue growth” when referring to a corresponding year-over-year GAAP revenue measure, excluding (1) the impact from acquired businesses and (2) the impact of currency translation. References to sales attributable to acquisitions or acquired businesses refer to GAAP sales from acquired businesses recorded prior to the first anniversary of the acquisition and the effect of purchase accounting adjustments, less the amount of sales attributable to certain divested businesses or product lines not considered discontinued operations prior to the first anniversary of the divestiture. The portion of sales attributable to the impact of currency translation is calculated as the difference between (a) the period-to period change in sales (excluding sales impact from acquired businesses) and (b) the period-to-period change in sales (excluding sales impact from acquired businesses) after applying the current period foreign exchange rates to the prior year period. This non-GAAP measure should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measure, and may not be comparable to similarly titled measures reported by other companies. Management believes that this non-GAAP measure provides useful information to investors by helping identify underlying growth trends in our business and facilitating comparisons of our revenue performance with prior and future periods and to our peers. We exclude the effect of acquisition and divestiture-related items because the nature, size and number of such transactions can vary dramatically from period to period and between us and our peers. We exclude the effect of currency translation from sales measures because currency translation is not under management’s control and is subject to volatility. We believe that such exclusions, when presented with the corresponding GAAP measures, may assist in assessing the business trends and making comparisons of long-term performance.

The non-GAAP financial measures should not be considered in isolation or as a substitute for the GAAP financial measures, but should instead be read in conjunction with the GAAP financial measures. The non-GAAP core financial measures used by us may be different from similarly-titled non-GAAP measures used by other companies.

Estimated Core Sales Growth for the Second Quarter of 2021

Three Months Ended July 2, 2021
Total Revenue Growth (GAAP)	~ 25%

Core (Non-GAAP)	~ 20%
Acquisitions (Non-GAAP)	~ 2%
Impact of Currency Translation (Non-GAAP)	~ 3%

FORWARD-LOOKING STATEMENTS

Statements in this release that are not strictly historical, including statements regarding the proposed acquisition, the anticipated timing and terms of the acquisition, future product solutions, future financial and operational impact or results of the acquisition, the anticipated financial performance for Fortive, the anticipated prospects of ServiceChannel or the industry following the acquisition, future growth opportunities following the acquisition, future synergy, and any other statements regarding events or developments that Fortive expects or anticipates will or may occur in the future, are “forward-looking” statements within the meaning of the federal securities laws. There are a number of important factors that could cause actual results, developments and business decisions to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include, among other things: the duration and impact of the COVID-19 pandemic, deterioration of or instability in the economy, the markets we serve, international trade policies and the financial markets, changes in trade relations with China, contractions or lower growth rates and cyclicality of markets we serve, competition, changes in industry standards and governmental regulations, our ability to recruit and retain key employees, our ability to successfully identify, consummate, integrate and realize the anticipated value of appropriate acquisitions and successfully complete divestitures and other dispositions, our ability to realize the intended benefits of our separation of Vontier, our ability to develop and successfully market new products, software, and services and expand into new markets, the potential for improper conduct by our employees, agents or business partners, contingent liabilities relating to acquisitions and divestitures, impact of the phase out of LIBOR, impact of changes to tax laws, our compliance with applicable laws and regulations and changes in applicable laws and regulations, risks relating to international economic, political, legal, compliance and business factors, risks relating to potential impairment of goodwill and other intangible assets, currency exchange rates, tax audits and changes in our tax rate and income tax liabilities, the impact of our debt obligations on our operations, litigation and other contingent liabilities including intellectual property and environmental, health and safety matters, our ability to adequately protect our intellectual property rights, risks relating to product, service or software defects, product liability and recalls, risks relating to product manufacturing, our relationships with and the performance of our channel partners, commodity costs and surcharges, our ability to adjust purchases and manufacturing capacity to reflect market conditions, reliance on sole sources of supply, security breaches or other disruptions of our information technology systems, adverse effects of restructuring activities, risk related to tax treatment of our separation of Vontier, impact of our indemnification obligation to Vontier, impact of changes to U.S. GAAP, labor matters, and disruptions relating to man-made and natural disasters. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2020. These forward-looking statements speak only as of the date of this release, and Fortive does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

CONTACTS

Griffin Whitney

Vice President, Investor Relations

Fortive Corporation

6920 Seaway Boulevard

Everett, WA 98203

Telephone: (425) 446-5000